Exhibit 99.1

Report of Independent Auditors

To the Board of Directors of Coinstar Inc:

In our opinion, the accompanying combined consolidated balance sheet and the related combined consolidated profit and loss account and cash flow statement present fairly, in all material respects, the combined financial position of the Travelex Money Transfer Business (comprising Travelex Money Transfer UK Limited, Travelex Money Transfer LLC, First Remit Limited, Travelex Money Transfer Hong Kong Limited, Bellword GmbH, Telepay SA and activities carried out in France and Italy under the name of Travelex Money Transfer) (the “Business”) at 31 December 2005 and the results of their combined operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 20 to the financial statements.

As disclosed in notes 2 and 3 to the financial statements the Business has extensive related party transactions and relationships with other Travelex Limited group entities.

/s/ PricewaterhouseCoopers LLP

London, England

7 August 2006

Travelex Money Transfer Business

Combined consolidated profit and loss account

		31 December 2005
	Note	Continuing €’000s	Acquired €’000s	Total €’000s
Turnover – external		5,199	346	5,545
Turnover – related party	3	1,924	—	1,924

Turnover		7,123	346	7,469

Cost of sales – external		(3,684)	(230)	(3,914)
Cost of sales – related party	3	(544)	—	(544)

Cost of sales		(4,228)	(230)	(4,458)

Gross profit		2,895	116	3,011
Administrative expenses – external		(10,144)	(551)	(10,695)
Administrative expenses – related party	3	(2,742)	—	(2,742)

Administrative expenses		(12,886)	(551)	(13,437)

Operating loss before exceptional item		(9,991)	(435)	(10,426)
Exceptional item – Waiver of Intercompany loan	4	13,040	—	13,040

Profit(loss) after exceptional item		3,049	(435)	2,614
Interest receivable	5	4	—	4
Interest expense and similar charges – external	5	(3)	(51)	(54)
Interest expense and similar charges – related party	3,5	(544)	—	(544)

Interest expense		(547)	(51)	(598)

Profit(loss) on ordinary activities before taxation		2,506	(486)	2,020
Tax credit on profit on ordinary activities	6	3,785	—	3,785

Retained profit(loss) for the financial period		6,291	(486)	5,805

There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated above and their historical cost equivalent.

All recognised gains and losses are included in the profit and loss account.

See notes to combined consolidated financial statements.

Travelex Money Transfer Business

Combined consolidated balance sheet

	Note	31 December 2005 €’000s
Fixed assets
Intangible assets	7	432
Tangible assets	8	1,768

		2,200
Current assets
Debtors - due within one year (including related party)	9	11,179
Cash at bank and in hand		10,726

		21,905
Creditors - amounts falling due within one year (including related party)	11	(25,063)

Net current liabilities		(3,158)

Total assets less current liabilities		(958)

Provisions for liabilities and charges	12	(367)

Net liabilities		(1,325)

Capital and reserves
Called up equity share capital	13	500
Membership interest	13	1
Profit and loss account		(1,826)

Shareholder’s net investment	14	(1,325)

See notes to combined consolidated financial statements.

Travelex Money Transfer Business

Combined consolidated cashflow statement

	Note	31 December 2005 €’000s
Net cash outflow from operating activities	15a	(8,241)
Taxation		2,575
Returns on investments and servicing of finance
Interest received		4
Interest paid		(54)

Net cash outflow from returns on investment and servicing of finance		(50)
Capital expenditure and financial investment
Payments to acquire tangible fixed assets		(1,168)

Net cash outflow from capital expenditure and financial investment		(1,168)
Acquisitions and disposals
Payments to acquire subsidiaries		(229)
Net cash received on purchase of subsidiary		219

Net cash outflow from acquisitions and disposals		(10)
Financing
Intercompany loan cash received		8,115

Net cash inflow from financing		8,115

Increase in cash	15b	1, 221

See notes to combined consolidated financial statements.

Travelex Money Transfer Business

Notes to the combined consolidated financial statements

1.	Statement of management’s responsibilities

Management are responsible for preparing relevant financial statements for the Travelex Money Transfer Business (comprising Travelex Money Transfer UK Limited, Travelex Money Transfer LLC, First Remit Limited, Travelex Money Transfer Hong Kong Limited, Bellword GmbH, Telepay SA and activities carried out in France and Italy under the name of Travelex Money Transfer) (the “Business”) as at 31 December 2005 and the year then ended, in conformity with generally accepted accounting principles in the United Kingdom with a reconciliation to generally accepted accounting principles in the United States of America.

Management are also responsible for keeping proper accounting records that disclose with reasonable accuracy the financial position of the Business, and for identifying and ensuring that the Business complies with the law and regulations applicable to its activities. They are also responsible for safeguarding the assets of the Business and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Management confirm that suitable accounting policies have been used. They also confirm that reasonable and prudent judgements and estimates have been made in preparing the combined consolidated financial statements and that applicable accounting standards have been followed.

2.	Accounting policies

(a) Basis of preparation

These special-purpose combined consolidated financial statements have been prepared under the historical cost convention and, in all material respects, in accordance with accounting standards in the United Kingdom. The combined consolidated financial statements do not represent statutory accounts prepared under Section 226 of the United Kingdom Companies Act 1985.

The results for activities carried out in France and Italy under the name of Travelex Money Transfer have been extracted from the actual results of Banque Travelex SA and Travelex Italia Limited respectively. It has been necessary for management to apply reasonable and prudent judgements and estimates in the preparation of these results.

In relation to the business within Banque Travelex SA assumptions have been made to allocate costs in the 2004 period on the basis of revenue earned. These assumptions have been made in order to reach an appropriate brought forward balance sheet for the purposes on the 2005 reporting period.

In relation to the business within Travelex Italia Limited it was necessary to apportion costs incurred by the business in proportion to its revenue. In addition as the business commenced in 2004 the net liabilities position as at 31 December 2004 was assumed to be the profit and loss for that period and thus the brought forward P&L reserve.

Both the France and Italy businesses have been carved out from existing legal entities and as such it has been assumed that funding for these businesses was by way of an inter-company loan from the host legal entity.

The Business operated as a stand alone division of Travelex Limited and except for certain activities carried out in France and Italy that have been combined herein, was comprised of separate legal entities. Relationships with other Travelex Limited group entities are of particular significance for the operations of the Business. As described further below, the Business has relied upon other Travelex Limited group entities to provide certain services including, but not limited to, managerial, administrative, financial, marketing, information technology, carrying out the Travelex money transfer service and other support services as necessary. Additionally, the Business provided certain services to other Travelex Limited group entities and recorded turnover in relation to such services. As a result of these activities, the financial position of the Business reflects substantial related party balances representing the aggregation on net debtor or creditor balances with such entities.

(b) Related party expenses

These combined consolidated financial statements include charges that have been allocated to the companies and operations comprising the Business by other Travelex Limited group entities in respect to corporate overheads and other services. These combined consolidated financial statements also include interest charges in relation to funding from Interpayment Services Limited and Travelex Limited. Management believes that the bases for these charges are reasonable, and expenses included in these combined consolidated financial statements reflect all costs of doing business. Further detail related to these charges and services is included in note 3 below.

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

The financial information included herein may not reflect the financial position, operating results, changes in shareholder’s net investment and cash flows of the Business in the future or what they would have been had the Business been a separate stand alone entity, without the described related party support, from the shareholder during the periods presented.

(c) Shareholder’s net investment

Shareholder’s net investment represents the combined net assets of the Business comprised of the combined contributed capital, membership interest and retained profits of the business.

(d) Taxation

The UK current tax credit has been calculated on the basis that losses can be surrendered for cash to a connected party. All other tax balances have been prepared as if on a stand alone basis.

(e) Going concern

The Business has incurred operating losses before exceptional item in this period and has an accumulated shareholder net investment deficit. The acquiror has confirmed that they will provide sufficient financial support for the Business to continue its normal level of business operations for a period of at least 12 months from the date of issuance of these financial statements. These financial statements have been prepared on a going concern basis and as a consequence do not include any adjustments that would be required if such support was not available.

(f) Turnover

Turnover is comprised principally of fees and foreign exchange margins earned on the provision of money transfer services. Transaction fees are set by the Business and are based upon market factors in the location of origination, the principal amount of the transfer, and the final destination of the funds to be transferred. Foreign exchange margins represent the difference between the exchange rates at which the Business acquires currency and the retail exchange rates charged to customers. Turnover is recorded at the time of the transfer. Certain related party turnover is recognized by Travelex Money Transfer LLC under an arrangement with Travelex Currency Services Inc based upon costs plus a margin. See note 3 for more details on related party turnover.

(g) Cost of sales

Cost of sales are comprised principally of third party charges for agent commissions, licence fee, incentive commissions and include related charges from other Travelex Limited group entities.

(h) Goodwill

Goodwill representing the excess of consideration paid over the value of the identifiable assets and liabilities for an acquired undertaking is capitalised and amortised through the profit and loss account on a straight line basis over its estimated economic life of 20 years.

Goodwill arising on acquisition is reviewed for impairment at the end of the first full year after acquisition, or if events or changes in circumstances indicate that the carrying value may not be recoverable. Any impairment charge arising is recognised in the profit and loss account.

(i) Tangible fixed assets

Tangible fixed assets are initially recorded at cost and depreciated so as to write off the cost of the asset over its estimated useful life. Cost includes expenditure, which is directly attributable to bringing the asset into working condition for its intended use.

Where events or changes in circumstances indicate that the carrying amount of fixed assets may not be recoverable the assets are written down to their recoverable amount.

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

Depreciation is provided to write off the cost, less any estimated residual value, of all tangible fixed assets over their expected useful lives. It is calculated on a straight-line basis using the following rates:

Furniture and fittings	-	33% per annum
Computer hardware and software	-	33% per annum

(j) Deferred taxation

Deferred tax assets and liabilities are recognised for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. The deferred tax assets and liabilities have been measured using enacted rates in effect.

(k) Foreign currencies

Transactions denominated in foreign currencies are translated at the exchange rate ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at that date. All exchange profits and losses, which arise from normal trading activities, are included in the profit and loss account as incurred.

(l) Cash at bank and overdrafts

Cash at bank and overdrafts represents the combined cash book balances of the Business. Cash at bank also includes those short-term deposits, with original maturities of typically less than five days, held with banks and other financial institutions.

(m) Accounts receivable and accounts payable

Accounts receivable and accounts payable are stated at the lower of cost or estimated net realizable values.

Allowances in respect of accounts receivable are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts.

(n) Pension costs

Contributions to the Company’s defined contribution pension schemes are charged to the profit and loss account as incurred.

(o) Leases

Rentals under operating leases are charged to profit and loss account on a straight-line basis over the lease term.

(p) Provisions for liabilities and charges - Deferred consideration

In respect of acquisitions for which part of the purchase consideration is payable during future accounting periods, the full amount of the deferred consideration is recognised immediately, except in respect of acquisitions for which part of the purchase consideration is determined by the profits generated by the acquired company during future accounting periods. In such cases the contingent consideration is included in the accounts to the extent that there is a reasonable probability of it becoming payable. Any contingent consideration not so provided is disclosed as a contingent liability.

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

3.	Related party transactions

During the period, the Business used the resources of and provided resources to a number of Travelex group companies as described below.

The following table summarises transactions within and to other Travelex group companies and related amounts outstanding as at 31 December 2005:

	Receivable from €’000s	Payable to €’000s	Turnover €’000s	Expenses €’000s
Travelex Limited	3,600	(4,128)	—	3,346
Interpayment Services Limited	—	(4,525)	—	29
Travelex Currency Services Inc	1,664	—	1,252	—
Travelex Central Services Limited	—	(1,717)	—	—
Banque Travelex SA	—	(327)	—	—
Travelex Italia Limited	601	—	—	—
Travelex Worldwide Money Limited	—	(641)	—	—
Travelex Belgium NV	67	—	192	119
GWK Bank NV	—	(26)	367	231
Other Travelex Entities	186	(99)	113	105

Total	6,118	(11,463)	1,924	3,830

Except for turnover from Travelex Currency Services Inc as described below, turnover from related parties represents fees and foreign exchange turnover arising through other group entities offering the Travelex money transfer service.

Cost of sales from related parties is based upon actual costs incurred and comprises agent commissions, licence fee, pass through expense and incentive commissions.

Travelex Limited

Travelex Limited provides a treasury function to Travelex Money Transfer Limited and interest is incurred on outstanding balances.

Expenses incurred by Travelex Limited are allocated to the Business based on the Travelex group’s estimate of resources used, and include executive time cost and marketing.

The balance due to Travelex Plc is €4,128,000. This balance is repayable on demand and is interest bearing charged at LIBOR plus 1.4%.

Charges for the year from Travelex Limited consist of marketing expense of €89,000, administrative expenses of €2,742,000 and €515,000 of interest expense. Administrative expenses represent services provided from Travelex Limited including managerial, administrative, financial, marketing, information technology and other services as necessary. Administrative costs, other than marketing, are charged to the Business based upon time spent providing the services rendered to the Business by the provider as a proportion of their total time working. Marketing costs are charged to the Business based upon the Business’ turnover as a percentage of aggregate turnover.

During the year a loan of €13,040,000 to Travelex Money Transfer Limited was waived by Travelex Limited. The balance due from Travelex Limited is €3,600,000 and is repayable on demand.

Interpayment Services Limited

For part of the year Interpayment Services Limited also provided a treasury function to Travelex Money Transfer Limited and interest is incurred on outstanding balances. The balance due to Interpayment Services Limited is repayable on demand and is interest bearing charged at LIBOR plus 1.4%.

Charges for the year from Interpayment Services Limited consist of €29,000 interest expense.

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

Travelex Currency Services Inc

During the year, Travelex Money Transfer Limited, serviced contracts on behalf of Travelex Currency Services Inc, with third party agents who offered the money transfer service.

Under this arrangement, Travelex Money Transfer LLC earned a fee from Travelex Currency Services Inc that was based upon the costs incurred by Travelex Money Transfer LLC plus a 5% margin. Such fees are not representative of the actual charges assessed by Travelex Currency Services Inc to the third party agents for the related activity, which for the year ended 31 December 2005 totaled €1,252,000.

Travelex Central Services Limited

Travelex Central Services Limited provides an accounts payable function, IT support services and resources for a number of overseas locations for Travelex Money Transfer Limited. Balances receivable from and payable to Travelex Central Services Limited are repayable with in 30 days from the due date and are not interest bearing.

Travelex Italia Limited

Travelex Italia Limited provided the Travelex Money Transfer service during the year and has serviced the agent network in Italy which carries out activity under the name of Travelex Money Transfer.

The balance due from Travelex Italia Limited represents the assumed inter-company funding of the Travelex Money Transfer business within Travelex Italia Limited as described in note 2.

Banque Travelex SA

Banque Travelex SA provided the Travelex money transfer service during the year and has serviced the agent network in France which carries out activity under the name of Travelex Money Transfer.

The balance due to Banque Travelex SA represents the assumed inter-company funding of the Travelex Money Transfer business within Banque Travelex SA as described in note 2.

Travelex Worldwide Money Limited

Travelex Money Transfer Limited serviced contracts held by Travelex Worldwide Money Limited with third party agents who offered the money transfer service. Prior to the creation of Travelex Money Transfer Limited, Travelex Worldwide Money Limited collected amounts from agents. These balances were transferred to Travelex Money Transfer Limited during 2005. Balance due to Travelex Worldwide Money Limited is repayable on demand and is not interest bearing.

Travelex Belgium NV

Travelex Belgium NV provided the Travelex money transfer service during the year.

Balance due from Travelex Belgium NV represents amounts collected from customers net of agency commissions earned is repayable on demand and is not interest bearing.

GWK Bank NV

GWK Bank NV provided the Travelex money transfer service during the year. Balance due to GWK Bank NV represents agency foreign exchange commission not settled at 31st December 2005 is repayable on demand and is not interest bearing.

Other Travelex Entities

Other Travelex Entities include Travelex Limited (Australia Company), Travelex Holdings (HK) Limited, Travelex Financial Services (NZ) Limited, Travelex Payments Limited, Travelex Banknotes Limited, Travelex UK Limited, Travelex Singapore Private Limited, Travelex Canada Limited, PT Travelex Indonesia Limited, Travelex Bahrain Limited and Travelex (Thailand) Limited. These entities generally provided the Travelex money transfer service throughout the year.

4.	Exceptional item – waiver of intercompany loan

On 31st July 2005 Travelex Limited irrevocably waived its right to repayment of an intercompany loan payable by Travelex Money Transfer Limited. This balance was repayable on demand and was interest bearing charged at LIBOR plus 1.4%.

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

5.	Interest receivable and interest expense

31 December 2005 €’000s
Interest receivable
Bank interest	4

Interest expense
Interest expense on related party borrowings	(544)
Other finance costs	(54)

(598)

6.	Taxation

The overseas current tax charge has been estimated based on the local enacted statutory tax rate and the local accounting profit. No deferred tax assets or liabilities have been recognised. Unrecognised deferred tax assets and liabilities have been disclosed in note 10.

31 December 2005 €’000s
Current tax:
Group relief receivable from Travelex Limited	(3,099)
Adjustments in respect of prior periods	(760)
Overseas tax	36

Total current tax credit	(3,823)
Deferred tax:
Adjustments in respect of prior years	38

Tax credit on loss on ordinary activities	(3,785)

The tax credit for the year is higher than the standard rate of corporation tax in the UK. The differences are explained below:

31 December 2005 €’000s
Profit on ordinary activities before taxation	2,020

Profit on ordinary activities multiplied by the standard rate of UK corporation tax of 30%	606
Effects of:
(Income)/expenses not (taxable)/deductible for tax purposes	(3,886)
Accelerated capital allowances/other timing differences	198
Overseas tax rate adjustment	19
Adjustments in respect of prior periods	(760)

Current tax credit	(3,823)

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

7.	Intangible Assets

Goodwill €’000s
Cost
At 1 January 2005	—
Additions	441

At 31 December 2005	441

Accumulated amortisation
At 1 January 2005	—
Charge for year	(9)

At 31 December 2005	(9)

Net book value
At 31 December 2005	432

Goodwill arising in the period relates to the acquisition of First Remit (Ireland) Limited and its consolidated subsidiary, Bellword GmbH on 12th August 2005, which was accounted for using acquisition accounting.

Book value and fair value €’000s
Trade debtors	168
Prepayments	19
VAT	5
Bank balances	297
Bank overdrafts	(78)
Trade creditors	(22)
Other creditors	(177)
Accruals	(15)

Net assets acquired	197

Cash payment for acquisition	197
Acquisition costs	74

271

Contingent Consideration	367

Total Consideration	638

Goodwill arising on acquisition	441

€197,000 of the consideration was settled in cash, with a further €367,000 in deferred consideration payable to the seller over the next 3 years subject to certain financial criteria being met (see note 12 for further details).

Net assets amounting to €197,000 were acquired; these amounts were principally comprised of trade debtors.

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

	Pre Acquisition results for the period 1 January – 12 August 2005
	First Remit Ltd €’000s	Bellword GmbH €’000s
Turnover	747	38
Operating profit	186	35
Loss before taxation	(356)	(77)
Taxation	—	—
Net loss for the period	(356)	(77)

8.	Tangible fixed assets

	Furniture and fittings €’000s	Computer hardware and software €’000s	Total €’000s
Cost
At 1 January 2005	578	1,513	2,091
Additions	625	543	1,168

At 31 December 2005	1,203	2,056	3,259

Accumulated depreciation
At 1 January 2005	137	848	985
Charge for year	198	308	506

At 31 December 2005	335	1,156	1,491

Net book value
At 31 December 2005	868	900	1,768

9.	Debtors

2005 €’000s
Trade debtors	4,852
Amounts due from related parties	6,118
Prepayments and accrued income	209

11,179

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

10.	Deferred tax

	2005 Cumulative provided €’000s	2005 Cumulative unprovided €’000s
Analysis of deferred tax balances:
Opening Balance	(38)	(1,040)
Prior Year Adjustment	38	822
Movement in year	—	(198)

Total (asset)/liability	—	(416)

There is an unrecognised deferred tax asset of €416,000 which represents losses carried forward of €386,000 net of accelerated capital allowances of €30,000.

11.	Creditors: amounts falling due within one year

31 December 2005 €’000s
Bank overdrafts	8,159
Trade creditors	4,063
Amounts due to related parties	11,463
Corporation tax	36
Other creditors	45
Accruals	1,297

25,063

12.	Provisions for liabilities and charges

31 December 2005 €’000s
At 1 January	—
On acquisition	367
Utilised	—

367

Provisions for liabilities and charges consists of contingent consideration payable to the seller of First Remit (Ireland) Limited and its subsidiary Bellword GmbH. The provision represents 10% of all customer fees and 10% of foreign exchange margin projected to be earned by First Remit and its subsidiary in the first three years after purchase. There is no cap to this consideration.

Based on current projected calculations €122,000 is expected to be payable within one year.

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

13.	Issued and called up share capital and membership interest

The combined consolidated share capital and membership interest represents paid in capital of Travelex Money Transfer UK Limited and Telepay Express SA, and the membership interest in Travelex Money Transfer LLC.

31 December 2005 €’000s
Authorized:
1,000,000 common shares of £1 each – TMTL	1,460
500,000 common shares of 1€ each – Telepay SA	500

1,960

Allotted, issued and fully paid:
1 common share of £1 each – TMTL	—
500,000 common shares of €1 each – Telepay SA	500

500

Membership interest:

US$1,000 Capital Contribution in Travelex Money Transfer LLC	1

On 20th April 2006 Telepay SA was acquired by Travelex Money Transfer Limited for consideration of €500,000 from Travelex Limited (see note 18) From this date Telepay SA is a subsidiary of Travelex money transfer Limited and, on consolidation, the €500,000 issued share capital in the table above would be eliminated. On 20th April 2006 Travelex Money Transfer LLC was acquired by Travelex Money Transfer Limited in consideration of US$152,000 from Travelex America Inc (see note 17) and the membership interest in Travelex Money Transfer LLC was eliminated within the consolidated business.

14.	Shareholder’s net investment

31 December 2005 €’000s
Shareholder’s net investment brought forward	(7,631)
Retained profit for the year	5,805
Issuance of Telepay SA share capital	500
Issuance of Travelex Money Transfer LLC membership interest	1

Shareholder’s net investment carried forward	(1,325)

15.	Cash flow statements

(a)	Reconciliation of operating profit to net cash flow from operating activities

31 December 2005 €’000s
Operating loss	(10,426)
Depreciation	506
Amortisation	9
Increase in debtors	(4,092)
Increase in creditors	5,762

Net cash inflow from operating activities	(8,241)

Increase in creditors excludes movement in Bank overdrafts

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

(b)	Reconciliation of net cash inflow/outflow to movement in net debt

31 December 2005 €’000s
Increase in cash at bank	9,380
Increase in bank overdrafts	(8,159)

Net cash inflow in the year	1,221
Net funds at 1 January 2005	1,346

Net funds at 31 December 2005	2,567

16.	Analysis of changes in net debt

	At 1 January 2005 €’000s	Cash flow €’000s	Non-cash movements €’000s	At 31 December 2005 €’000s
Cash at bank	1,346	9,380	—	10,726
Bank overdraft	—	(8,159)		(8,159)

Total	1,346	1,221	—	2,567

17.	Material non-cash item

On 31st July 2005 Travelex Limited irrevocably waived its right to repayment of an intercompany loan payable by Travelex Money Transfer Limited. This item did not result in a flow of cash and is not included in the combined consolidated cashflow statement.

18.	Commitments and contingencies

A summary of the Business’ minimum lease obligations under operating leases as of 31 December 2005 is as follows:

€’000s
2006	589
2007	166
2008	7
2009	4
2010	—

Rent expense for the year ended 31 December 2005 was €871,000.

On 2nd August 2005 Travelex Money Transfer Limited, along with a number of its associates, entered into new funding arrangements under which it agreed to provide certain cross-guarantees in respect of the obligations of certain other Travelex group companies. The cross-guarantees are unlimited.

19.	Subsequent Events

On 20th April 2006 Telepay SA was acquired by Travelex Money Transfer Limited for consideration of €500,000 from Travelex Limited.

On 20th April 2006 the membership interest of Travelex Money Transfer LLC was acquired for consideration of US$152,000 from Travelex America Inc.

On 31st May 2006, Coinstar Inc, a company incorporated in the State of Delaware in the United States of America, entered into a definitive agreement to buy the equity interest and the related assets of the business from Travelex Holdings Limited a company

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

incorporated in England and Wales. Under the terms of this agreement, Coinstar Inc. will purchase the assets and liabilities of the Business for approximately US$27.5 million in cash.

20.	Summary of differences between UK and US generally accepted accounting principles

The Business prepares its financial statements in accordance with generally accepted accounting principles in the United Kingdom (“UK GAAP”) which differs in certain significant respects from those generally accepted in the United States of America (“US GAAP”). The significant differences that affect retained loss and equity shareholder’s net investment in the Business are set forth below:

	Note		31 December 2005 €’000s
Retained profit for the year
Retained profit for the year under UK GAAP			5,805
US GAAP adjustments:
Waiver of Intercompany loan	(a	)	(13,040)
Vacation accrual	(b	)	(55)
Amortisation of goodwill	(c	)	9
Taxes	(d	)	(3,859)

Net loss under US GAAP			(11,140)

	Notes		31 December 2005 €’000s
Shareholder’s net investment
Shareholder’s net investment under UK GAAP			(1,325)
US GAAP adjustments:
Vacation accrual	(b	)	(55)
Goodwill	(c	)	(358)
Reduction for contingent consideration provision	(c	)	367
Taxes	(d	)	—

Shareholder’s net investment under US GAAP			(1,371)

	Note		31 December 2005 €’000s
Summary statements of cash flows	(e	)
Set out below is a summary of the combined consolidated statements of cash flows under US GAAP:
Net cash used in operating activities			(5,710)
Net cash used in investing activities			(1,183)
Net cash provided by financing activities			16,273

Net increase in cash and cash equivalents			9,380
Cash and cash equivalents at beginning of period			1,346

Cash and cash equivalents at end of period			10,726

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

Notes

a)	Waiver of intercompany loan

Under UK GAAP, a gain on the release of a liability due to a straightforward forgiveness of debt by the parent company, is recorded in the profit and loss account for the period.

Under US GAAP, forgiveness of debt by a related party is considered a capital contribution and therefore would be reflected within equity.

b)	Vacation Accruals

Under UK GAAP, an accrual is made to reflect the cost of employees’ unused vacation allowances only to the extent the Group is liable to settle the obligation for cash.

Under US GAAP, within the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 43 “Accounting for Compensated Absences”, an accrual is made for the cost of all unused vacation allowances at the point of entitlement, when a compensation is probable and can be estimated.

c)	Goodwill

Under UK GAAP, goodwill is amortised on a straight line method over 20 years. Contingent consideration under UK GAAP, is recognised when a reasonable estimate of the fair value of amounts expected to be payable in the future can be arrived at. This contingent consideration is included in the cost of acquisition when the fair value exercise is undertaken. Any such amounts recognised increase the purchased goodwill that is recognised when the acquisition is first accounted for.

Under US GAAP goodwill is no longer amortised to income. Goodwill is subject to an impairment test to be performed at least annually, whereby impairment reviews may result in annual goodwill write downs. The Business has completed its annual goodwill impairment analysis under SFAS No. 142 “Goodwill and other Intangible Assets” whereby goodwill was deemed not to be impaired.

Under US GAAP the contingent consideration is recorded only when the contingency is resolved and additional consideration is distributable and at that point the acquiring entity shall record the fair value of the consideration issued or issuable as an additional cost of the acquired entity.

Therefore under US GAAP the goodwill balance on the acquisition of First Remit in August 2005 is €74,000.

d)	Taxes

Under UK GAAP, deferred taxation is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Tax credits are calculated on the basis that losses can be surrendered, to the extent they can be used to offset taxable income, to a connected party. To the extent part of the losses cannot be utilized by connected parties to offset taxable income, a deferred tax asset may be recognized. A net deferred tax asset is regarded as recoverable and therefore recognized only when, on the basis of all available information, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Under US GAAP, cash paid or received under a tax-sharing agreement is treated as a contribution to capital. Deferred taxation is recognized on all temporary balance sheet differences, and a valuation allowance is established in respect of those deferred taxation assets, for the portion, where it is more likely than not will not be realized. Additionally, for US GAAP purposes, deferred taxes are provided in respect of US GAAP adjustments to the book basis of assets and liabilities.

Under both UK GAAP and US GAAP, after considering the recoverability of deferred tax assets, no net deferred tax assets have been reflected.

e)	Cash flow statements

Under UK GAAP, cash flows reflect the changes in cash at bank and in hand and changes in bank overdrafts. Cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, acquisitions and disposals, and management of liquid resources and financing. Under UK GAAP, interest is treated as part of returns on investment and servicing of finance.

Cash flows, under US GAAP, reflect changes in cash and cash equivalents. Under US GAAP, three categories of cash flow activity are reported for cash and cash equivalents: operating, investing and financing. Cash flows from taxation and returns on investments

Travelex Money Transfer Business

Notes to the combined consolidated financial statements (continued)

and servicing of finance under UK GAAP are included in operating activities under US GAAP. Capital expenditure and financial investment and acquisitions and disposals under UK GAAP are included in investing activities under US GAAP. Cash flows associated with bank overdrafts and borrowing are included in financing under US GAAP. Depending on the nature of the underlying activity, changes arising from the management of liquid resources are treated as either financing activities, investing activities or operating activities under US GAAP.

Financial statement presentation

Disclosures

The disclosures required under US GAAP are more extensive in certain respect than those required under UK GAAP. For example, under US GAAP more detailed disclosures would be included with respect to taxation (details of the components of current and deferred tax expense and deferred tax items, including valuation allowances), segmental reporting and equity (a statement of changes in shareholders’ equity).

In addition to the differences stated above it should be noted that ‘exceptional items’ under UK GAAP do not have the same definition as ‘extraordinary items’ under US GAAP.

Under UK GAAP, ‘exceptional items’ are items which derive from events or transactions that fall within the ordinary activities of the reporting entity which individually or, if of a similar type, in aggregate, need to be disclosed by virtue of their significance. US GAAP does not define or provide for presentation of items as “exceptional”. Rather US GAAP defines and requires presentation of ‘extraordinary items’, which are items that are deemed both unusual in nature and infrequent in occurrence (not reasonably expected to recur in the foreseeable future). Such US GAAP extraordinary items must be presented net of tax effects in the income statement below income before extraordinary items.